Exhibit 10.12

AMENDMENT NO. 1

TO THE

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

DEFERRED COMPENSATION PLAN

Pursuant to the power reserved to it in Section 8.1(a) of The Prudential Insurance Company of America Deferred Compensation Plan (the “Plan”), The Prudential Insurance Company of America (the “Company”) hereby amends the Plan, effective January 1, 2005, as follows:

1.   Section 3.2(b) of the Plan is hereby amended by adding the following new paragraph to end thereto:

“Notwithstanding anything herein to the contrary, if a Participant filed a Participation Agreement with respect to any Eligible Compensation earned during 2005 (the “2005 Deferral Commitment”), that portion of the 2005 Deferral Commitment that is not withheld during 2005 as a result of administrative error shall be cancelled and distributed to the Participant in 2005 in accordance with the transition relief provided in IRS Notice 2005-1.”

* * *

To record the adoption of this Amendment No. 1 to the Plan, the Company has caused its officer to execute these presents this 15th day of December, 2005.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Haroon Saeed
Haroon Saeed
Vice President - Compensation